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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 25, 2001




                          ORIENTAL FINANCIAL GROUP INC.
             (Exact Name of Registrant as Specified in its Charter)



 Commonwealth of Puerto Rico             001-12647               66-0538893
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      (State or other              (Commission File No.)      (I.R.S. Employer
Jurisdiction of Incorporation)                               Identification No.)

                                 Monacillos Ward
                             1000 San Roberto Street

            San Juan, Puerto Rico                                  00926
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   (Address of Principal Executive Offices)                      (Zip Code)



Registrant's telephone number, including area code:   (787) 771-6800


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         The Board of Directors of Oriental Financial Group Inc. (the "Company") requested and obtained proposals from several accounting firms in Puerto Rico, including PricewaterhouseCoopers LLP ("PWC"), in connection with the Company's annual and quarterly financial statements for each of the three fiscal years in the period ending June 30, 2004. After reviewing and considering each proposal, the Audit Committee recommended to the Board of Directors the appointment of Deloitte & Touche ("D&T") as the Company's independent auditors for fiscals 2002, 2003 and 2004. On September 25, 2001, the Board of Directors accepted such recommendation and appointed D&T as the Company's independent auditors for fiscals 2002, 2003 and 2004. This decision was based on the amount of fees quoted by each firm and the scope of services to be provided.

         PWC's report on the Company's financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles. During such two-year period and the current interim period through September 25, 2001, there were no disagreements between the Company and PWC on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to PWC's satisfaction, would have caused them to make reference to such disagreements in their reports on the financial statements for such years.

         The Company has requested PWC to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company herein. Upon receipt of such letter, the Company intends to file it as an exhibit to this report.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ORIENTAL FINANCIAL GROUP INC.

Date: September 25, 2001              By: /s/ Jose Enrique Fernandez
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                                                  Jose Enrique Fernandez
                                           Chairman of the Board of Directors,
                                          President and Chief Executive Officer